Exhibit 8.1

SUBSIDIARIES OF LAVORO LIMITED

The following table sets forth our subsidiaries as of June 30, 2025.

Legal Name	Jurisdiction of Incorporation
Lavoro Agro Limited	Cayman Islands
Lavoro Merger Sub II Limited	Cayman Islands
Lavoro Agro Cayman II	Cayman Islands
Lavoro America Inc.	United States
Lavoro Uruguay S.A. (formerly Malinas SA)	Uruguay
Perterra Trading S.A.	Uruguay
Lavoro Latam SL	Spain
Lavoro Agro Holding S.A.	Brazil
Lavoro Agrocomercial S.A.	Brazil
Agrocontato Comércio e Representações de Produtos Agropecuários S.A.	Brazil.
PCO Comércio, Importação, Exportação e Agropecuária Ltda	Brazil
Agrovenci Distribuidora de Insumos Agrícolas Ltda. (MS)	Brazil
Produtiva Agronegócios Comércio e Representação Ltda.	Brazil
Facirolli Comércio e Representação S.A. (Agrozap)	Brazil
Agrovenci Comércio, Importação, Exportação e Agropecuária Ltda.	Brazil
Central Agrícola Rural Distribuidora de Defensivos Ltda.	Brazil
Distribuidora Pitangueiras de Produtos Agropecuários S.A.	Brazil
Produtec Comércio e Representações S.A.	Brazil
Qualiciclo Agrícola S.A.	Brazil
Desempar Participações Ltda.	Brazil
Denorpi Distribuidora de Insumos Agrícolas Ltda.	Brazil
Deragro Distribuidora de Insumos Agrícolas Ltda.	Brazil
Desempar Tecnologia Ltda.	Brazil
Futuragro Distribuidora de Insumos Agrícolas Ltda.	Brazil
Plenafértil Distribuidora de Insumos Agrícolas Ltda.	Brazil
Realce Distribuidora de Insumos Agrícolas Ltda.	Brazil
Cultivar Agrícola Comércio, Importação e Exportação S.A.	Brazil
América Insumos Agrícolas Ltda.(iv)	Brazil
Integra Soluções Agrícolas Ltda. (v)	Brazil
Nova Geração Comércio e Produtos Agrícolas Ltda.	Brazil
Floema Soluções Nutricionais de Cultivos Ltda.	Brazil
Casa Trevo Participações S.A.	Brazil
Casa Trevo Comercial Agrícola Ltda.	Brazil
CATR Comercial Agrícola Ltda.	Brazil
Sollo Sul Insumos Agrícolas Ltda.	Brazil
Dissul Insumos Agrícolas Ltda.	Brazil
Referência Agroinsumos Ltda.	Brazil
Lavoro Agro Fundo de Investimento nas Cadeias Produtivas Agroindustriais	Brazil
CORAM - Comércio e Representações Agrícolas Ltda.	Brazil
Crop Care Holding S.A.	Brazil
Perterra Insumos Agropecuários S.A.	Brazil
Araci Administradora de Bens S.A.	Brazil
Union Agro S.A.	Brazil
Agrobiológica Sustentabilidade S.A.	Brazil
Agrobiológica Soluções Naturais Ltda.	Brazil
Cromo Indústria Ǫuímica LTDA.	Brazil
Lavoro Colombia S.A.S.	Colombia
Crop Care Colombia	Colombia
Agricultura y Servicios S.A.S.	Colombia
Grupo Cenagro S.A.S.	Colombia
Cenagral S.A.S.	Colombia
Grupo Gral S.A.S.	Colombia
Agrointegral Andina S.A.S.	Colombia
Servigral Praderas S.A.S.	Colombia
Agroquímicos para la Agricultura Colombiana S.A.S.	Colombia
Provecampo S.A.S.	Colombia
Agrointegral Andina S.A.S. (vii)	Ecuador